                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                          FORM 8-A/AMENDMENT NO. 1
                              FILE NO. 0-22365
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     APOLLO INTERNATIONAL OF DELAWARE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Chapter)


       Delaware                                           59-3285046
-----------------------                                ----------------
(State of Incorporation                                (I.R.S. Employer
   or Organization)                                   Identification No.)

6542 U.S. Highway 41, Suite 215                             33572
Apollo Beach, Florida  33572                              ----------
----------------------------                              (Zip Code)

If this form relates to the registration         If this Form relates to the
of a class of debt securities and is             registration of a class of debt
effective upon filing pursuant to General        securities and is to become
Instruction A(c)(1) please check the             effective simultaneously with
following box.     / /                           effectiveness of a concurrent
                                                 concurrent registration
                                                 statement under the Securities
                                                 Act of 1933 pursuant to General
                                                 Instruction A (c) (2) please
                                                 check the following box.   / /

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                Name of Each Exchange on Which
         to be so Registered                Each Class is to be Registered
         -------------------                ------------------------------

                None                                    None



Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
                     --------------------------------------
                                (Title of Class)

                    Redeemable Common Stock Purchase Warrants
                    -----------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This Registration Statement relates to the Registrant's Common Stock, $.01 par value, and Redeemable Common Stock Purchase Warrants. A description of the Registrant's Common Stock, and Redeemable Common Stock Purchase Warrants are contained in the Prospectus under the caption "Description of Securities," which is a part of Registrant's Registration Statement on Form SB-2, File No. 333-18071, filed with the Securities and Exchange Commission on December 17, 1996 and the Exhibits thereto and Amendment No. 1 to the Registration Statement and Exhibits thereto filed on March 6, 1997, all of which are incorporated herein by reference. Such description will also be included in any future amendments to the Registration Statement and in the form of Prospectus subsequently filed by the Registrant pursuant to Rule 424(b), which Prospectus shall upon filing be deemed to be incorporated by reference herein.

ITEM 2.  EXHIBITS.

I.   EXHIBIT LIST

     3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2, File No. 333-18071 (the "Registration Statement")).

     3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 Registrant's Registration Statement).

     3.2.1 Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 of Amendment No. 2 to Registrant's Registration Statement).

     4.1 Specimen of Common Stock Certificate (incorporated by reference to
     Exhibit 4.1 of Amendment No. 1 to the Registrant's Registration Statement).

     4.2 Specimen of Warrant Certificate (incorporated by reference to Exhibit
     4.2 of Amendment No. 1 to the Registrant's Registration Statement).

     4.3 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to
     Exhibit 4.3 of Amendment No. 1 to the Registrant's Registration Statement).

II.  NOT APPLICABLE.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the Registration Statements on Form 8-A (File No. 0-22365) to be signed on its behalf by the undersigned, thereto duly authorized:

                                  APOLLO INTERNATIONAL OF DELAWARE, INC.



Date: May 27, 1997                By: /s/ David W. Clarke
                                       -------------------
                                       David W. Clarke
                                       President, Chief Executive Officer and
                                       Chairman